UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2024
ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR C	The New York Stock Exchange
7.00% Series D Cumulative Perpetual Redeemable Preferred Stock	EFC PRD	The New York Stock Exchange
8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PRE	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement
On September 30, 2024, Ellington Financial Inc. (the “Company”) and Ellington Financial Management LLC, the Company’s manager, entered into separate equity distribution agreements (each an "Agreement" and collectively, the "Agreements") with each of Citizens JMP Securities LLC; B. Riley Securities, Inc.; UBS Securities LLC; Armstrong Securities LLC ("Armstrong"); and BTIG, LLC (each an “Agent” and together the “Agents”) relating to the offer and sale of shares of the Company's common stock, par value $0.001 per share, which are referred to herein as “common stock.” In accordance with the terms of the Agreements, the Company may offer and sell shares of common stock having a maximum aggregate offering price of up to $300 million ("Shares") from time to time, through the Agents as the Company’s agents for the offer and sale of the shares, or to the Agents for resale.
The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-269386). The Company has filed a prospectus supplement, dated September 30, 2024, to the prospectus dated January 24, 2023, with the Securities and Exchange Commission (the "SEC"), in connection with the offer and sale of the Shares from time to time.
Pursuant to the Agreements, the Shares may be offered and sold in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or in negotiated transactions. The Agents will be entitled to compensation of up to an aggregate of 2.0% of the gross proceeds from the sale of the Shares sold under the Agreements. The Company has no obligation to sell any of the Shares under the Agreements and may at any time suspend solicitations and offers under the Agreements.
Armstrong, an agent in the offering, is a subsidiary of the Company. As an Agent, Armstrong will receive commissions for the Shares sold in the offering, which commissions will not exceed, but may be less than, 2.0% of the gross proceeds from the sale of the common stock pursuant to the terms of the equity distribution agreement between the Company and Armstrong. The Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services.
The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the form of the Agreement, a copy of which is attached hereto Exhibit 1.1, and incorporated in this Item 1.01 by reference.
In connection with the filing of the prospectus supplement, dated September 30, 2024, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to the legality of the Shares.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

1.1   Form of Equity Distribution Agreement
5.1   Opinion of Vinson & Elkins L.L.P. as to the legality of the Shares
23.1 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	September 30, 2024	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer